Total Number of Pages:  5
Exhibit Index on Sequential Page No.:  3


SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    November 24, 1995


                        ORNDA HEALTHCORP
      (Exact name of registrant as specified in its charter)


                           DELAWARE
          (State or other jurisdiction of incorporation)

       0-11290                            75-1776092
(Commission File Number)        (IRS Employer Identification No.)

3401 West End Avenue, Nashville, Tennessee      37203
(Address of principal executive office)       (Zip Code)

Registrant's telephone number, including area code:  (615) 383-8599

Item 5.   Other Events.

     The Registrant hereby incorporates by reference the description of the matter set forth in its news release dated November 24, 1995 (such news release being Exhibit 99 attached hereto).

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

     99   Registrant's news release dated November 24, 1995.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORNDA HEALTHCORP

(Signature)
Ronald P. Soltman
Senior Vice President

Date:     November 27, 1995
EXHIBIT INDEX

                                                                    Sequential
No.       Subject Matter                                              Page No.

99        Registrant's news release dated November 24, 1995 . . . . . . . . . 4

                                                                     Exhibit 99
FOR IMMEDIATE RELEASE

Contact:   Keith B. Pitts
           Executive Vice President and Chief Financial Officer
              or
           Tripp Pilgrim
           Director of Investor Relations
           OrNda HealthCorp
           (615) 383-8599

                    ORNDA SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
                         HOUSTON NORTHWEST MEDICAL CENTER

       NASHVILLE, Tennessee (November 24, 1995) -- OrNda HealthCorp (Nasdaq NM:
ORND) announced today that it has signed a definitive agreement to acquire the controlling equity interests in Houston Northwest Medical Center, Inc. (HNMC) from the hospital's Employee Stock Ownership Plan (ESOP). HNMC's principal asset is Houston Northwest Medical Center, a 498-bed tertiary care hospital in Houston, Texas.

       OrNda already owns preferred stock and mortgage debt of HNMC valued at $73.8 million on OrNda's balance sheet as of August 31, 1995. Following the transaction, HNMC would be a wholly owned subsidiary of OrNda. The total cost of the proposed transaction will be approximately $154 million, as previously disclosed. The transaction is subject to approval from the ESOP trustee and the holders of the HNMC capital stock and other customary conditions.

       Charles N. Martin, Jr., Chairman and CEO of OrNda, commented, "We are very excited about the addition of Houston Northwest Medical Center to OrNda. Northwest is an outstanding facility and brings to OrNda the dominant provider in the northwest Houston market."

       OrNda HealthCorp, based in Nashville, Tennessee, is the third largest investor-owned hospital management company in the United States. It is a leading provider of health care services, delivering a broad range of inpatient and outpatient health care services principally through the operation of 47 hospitals located in urban and suburban communities in 14 states.

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